EXHIBIT 23.01

Board of Directors
AmeriChip International Inc.
Detroit, Michigan

INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in this registration statement of AmeriChip International Inc. on Form S-8 of our report dated March 16, 2005, except Note 11 which is dated June 6, 2005, relating to the financial statements of AmeriChip International Inc. as of November 30, 2004 and 2003, which report appears in the annual report on Form 10-KSB of AmeriChip International Inc.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington
September 15, 2005